Dine Brands Global, Inc. Investor Presentation March 2020 Exhibit 99.1

Disclosures © 2020 Dine Brands Global, Inc. All Rights Reserved. “Dine Brands”, “Company”, “us” and “our” refer to Dine Brands Global, Inc. and its direct and indirect subsidiaries. The content of this presentation is as of March 3, 2020. The Company assumes no obligation to update or supplement this information. Statements contained in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health our franchisees; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; possible future impairment charges; the effects of tax reform; trading volatility and fluctuations in the price of our stock; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media; changing health or dietary preference of consumers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; natural disasters or other series incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. Opinions and estimates included in this investor presentation constitute Dine Brands’ judgment and are subject to change without notice, as are statements about market trends, which are based on current market conditions. The forward-looking statements contained in this presentation are made as of the date hereof and the Company does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances. This investor presentation contains references to Dine Brands’ trademarks and service marks. Solely for convenience, trademarks and trade names referred to in this investor presentation may appear without the ® or SM symbols, but such references are not intended to indicate, in any way, that Dine Brands will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. In addition, this investor presentation contains trade names, trademarks and logos of other companies, which Dine Brands and its subsidiaries do not own. Such inclusion is for illustrative purposes only. Dine Brands does not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Non-GAAP Financial Measures This presentation includes references to the Company’s non-GAAP financial measures “Adjusted EBITDA” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations.  This is presented on an aggregate basis and a per share (diluted) basis. Adjusted EBITDA is computed for a given period by deducting from net income or loss for such period the effect of any closure and impairment charges, any interest charges, any income tax provision or benefit, any non-cash stock-based compensation, any depreciation and amortization, any gain or loss related to the disposition of assets and other items deemed not reflective of current operations. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock and we believe it is important for investors to have the same measure used by management for that purpose.  Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Company’s annual cash incentive plan. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace.  Adjusted EPS and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP. 1

Company Overview Company Overview

Business Overview Note: Units and system-wide sales represent global figures. June 17, 2019 issue of Nation’s Restaurant News; IIHOP #1 ranking is by 2018 system-wide sales in family dining. Applebee’s #1 ranking is by 2018 unit count for casual dining. Dine completed the purchase of 69 Applebee’s restaurants on December 12, 2018. The Company intends to own and operate these restaurants for the foreseeable future; however, Dine will assess and monitor opportunities to refranchise these restaurants under favorable circumstances. See Appendix for Adjusted EBITDA reconciliation. 98% Franchised Model(2) #1 in U.S. Family and Casual dining(1) $7.5 in system-wide sales as of 2019 BILLION 3,628 Total Restaurants Diversified sources of cash flow, including stable rental and financing operating segments Expanding international presence Key Markets: Canada, Latin America, Mexico and the Middle East 2019 Revenue $274 Industry-leading margins and significant cash generation MILLION 2019 Adj. EBITDA MILLION $910 Founded 1980 Founded 1958 (3) 3

Dine Brands Highlights Favorable Guest Dynamics with Nearly 50% of Guests Age 34 and Younger Strong Franchisee Base Consistent IHOP Unit Growth Driving System-Wide Sales Growth Predictable, Recurring Franchise Royalty Stream Asset-Light, Highly-Franchised Business Model Drives Robust Margins and Cash Flow Stable and Resilient Adjusted EBITDA Growth #1 U.S. Family & Casual Dining Brands(1) with Significant Scale June 17, 2019 issue of Nation’s Restaurant News; IIHOP #1 ranking is by 2018 system-wide sales in family dining. Applebee’s #1 ranking is by 2018 unit count for casual dining. Stable EBITDA Growth Drives Delevering 4

Our Two Iconic Brands at a Glance June 17, 2019 issue of Nation’s Restaurant News; IIHOP #1 ranking is by 2018 system-wide sales in family dining. Applebee’s #1 ranking is by 2018 unit count for casual dining. Applebee’s system-wide sales excludes international. Excludes advertising revenue. Excludes international restaurants and company-operated restaurants. Two-year stacked same-restaurant sales data for Fiscal Years 2018 and 2019. IHOP same-restaurant sales data includes area license restaurants beginning in Q1 2019. Founded in 1958 #1 among Family Dining restaurants in the U.S.(1) IHOP system has 1,841 locations globally 2019 system-wide sales: $3.5 billion 2019 franchise revenue: $205 million(3) 2019 average unit volume: $1.9 million(4) Two-year stacked U.S. same-restaurant sales: 2.6%(5) Founded in 1980 #1 among Casual Dining restaurants in the U.S.(1) Applebee’s system has 1,787 locations globally 2019 system-wide sales: $4.1 billion(2) 2019 franchise revenue: $164 million(3) 2019 average unit volume: $2.5 million(4) Two-year stacked U.S. same-restaurant sales: 4.3%(5) 5

Notable Achievements in 2019 Some of the newest Applebee’s franchisees ranked among the top in our system for 2019 based on same-restaurant sales Applebee’s 69 company-owned restaurants are ranked 6th in performance in our system for 2019 based on same-restaurant sales Successfully completed a $1.3 billion securitization refinancing of our existing long-term debt IHOP posted its 8th consecutive quarter of positive same-restaurant sales growth, lapping over its strongest quarterly same-restaurant sales increase in 3 years Applebee’s franchisees completed three transactions in 2019, bringing new and deeply experienced operators into the domestic system IHOP marked at least 14 years of positive net unit development with an average of over 40 net new units annually Virtually all Applebee’s domestic franchisees agreed to extend the increase in the ad fund contribution rate from 3.5% to 4.25% through 2020 6

IHOP and Applebee’s Update IHOP and Applebee’s Update

Note: Black Box indices reflect Casual Dining for Applebee’s and Family Dining for IHOP. IHOP same-restaurant sales data includes area license restaurants beginning in Q1 2019. Outperformance based on two-year stacked same-restaurant sales for each of the past 5 quarters. Same-Restaurant Sales Momentum 208 bps of average outperformance over last 5 quarters (2) 355 bps of average outperformance over last 5 quarters (2) Family Dining Category Casual Dining Category (1) Quarterly Two-Year Stacked Same-Restaurant Sales Q4 ‘18 Q1 ‘19 Q2 ‘19 Q3 ‘19 Q4 ‘19 Q4 ‘18 Q1 ‘19 Q2 ‘19 Q3 ‘19 Q4 ‘19 Q4 ‘18 Q1 ‘19 Q2 ‘19 Q3 ‘19 Q4 ‘19 Q4 ‘18 Q1 ‘19 Q2 ‘19 Q3 ‘19 Q4 ‘19 7

Favorable Guest Dynamics Source: NPD Consumer Reports on Eating Share Trends (CREST). Includes Denny’s, Cracker Barrel, Bob Evans and Panera. Includes Chili’s, Ruby Tuesday, TGI Fridays, Outback and Olive Garden. 51% of guests are age 34 and below 47% of guests are age 34 and below (1) (2) IHOP Guest Age Demographics Applebee’s Guest Age Demographics 8

Leveraging Technology for Our Brands Brand Overview Dining Occasions(3) Invested significantly to enable brand initiatives Server tablets to allow table-side ordering Enhanced website and mobile app functionality Carside arrival notification Enabling guests to pay in-restaurant on their own device Modernizing our restaurant POS system 9

IHOP Overview

IHOP's Consistent Restaurant Development

- Continued domestic development with plans to grow units ~2% to ~4% annually
  - Over the last decade through 2019, IHOP's franchisees developed an average of ~60 gross restaurants and ~40 net new restaurants annually
- Plans to implement new development analytics software and tools to identify additional whitespace opportunities
- Revisit franchisee MSDAs to accelerate development
- Significant growth opportunities in urban and rural areas
  - New small prototype being explored (under 3,000 sq. ft.)
- Strong focus on non-traditional unit development
  - Entered into franchise development agreement with TravelCenters of America to open 94 IHOP restaurants over the next five years, with ~15 planned to open in 2020
- Launched Flip'd by IHOP as a new fast casual concept with validation currently underway

Traditional


IHOP

Urban


IHOP 'n GO

Flip'd by IHOP



TravelCenters



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Source: Internal Company data. Growing IHOP’s Off-Premise Business Online Average Check 28% Higher Online Orders Call-in Orders Off-Premise Comp Sales Since 2017 OFF-PREMISE AVERAGE CHECK 32.3% 11.1% Delivery Coverage 1,587 Restaurants with 1+ DSP 11

Building on IHOP’s Positive Performance Reinventing the Guest experience Running great restaurants Driving traffic Being where the Guest is We began this journey on a foundation of 4 strategic initiatives; as we transition to a growth story, we continue to invest in all 4 initiatives Cultural relevance Long-term menu strategy and evolving dining habits Develop the PM day part Loyalty / CRM Achieved all-time high OSAT scores in 2019 Tech and Ops investments to alleviate labor pressure Off-premise growth –in ALL channels Expand our portfolio of smaller footprint restaurants 1:1 Relationship across the Guest journey, life cycle and all channels Thoughtfully evolve – and remodel – the in-restaurant experience 12

IHOP Overview Applebee’s Overview

Applebee’s Performance Update Marked improvement in the health of our Applebee’s franchisees, with virtually no bad debt by the end of 2019 4-wall EBITDA margins in the low double-digits after royalties and advertising fees are paid Franchisee leverage ratios have returned to the levels of 2015 / 2016 2019 marked the completion of strategic closures, which began in 2017 Applebee’s franchisees completed 9 transactions over the last two years, representing approximately 170 restaurants PWC restaurant profitability achieved approximately 200 basis points of cost reduction in restaurant P&Ls since 2018 13

Off-Premise and On-Premise Convergence 14

Off-Premise Relevance To-Go Comp Sales Sustainable off-premise growth driven by traffic Growth engine, highly incremental Ongoing optimization (technology, packaging, service) Best-positioned brand in CDR Actively implementing delivery Source: Internal Company data. 15

Applebee’s Growth Strategy Restaurant Excellence Technology Investment World-Class Marketing Off-Premise Relevance Culinary Innovation and Value Expect to Return to Net Unit Growth Over the Next Year 16

Historical Financial Performance

Improved Margin Performance and Cash Flow Generation Adjusted EBITDA Margin(1) Adjusted Free Cash Flow(5) 98% franchised, asset-lite business model generates significant profit on new revenue, industry-leading margins and substantial adjusted free cash flow (3) (4) Dine Adjusted EBITDA margin excludes advertising revenues. See Appendix for Adjusted EBITDA reconciliation. Dotted lines reflect Dine Adjusted EBITDA margins excluding advertising revenues and company-operated restaurants revenues. Highly Franchised peers include Denny’s, Dominos, Dunkin’, Restaurant Brands International, Wendy’s, Jack in the Box and Papa John’s. Margin calculated excluding advertising revenue for Denny’s, Dominos, Dunkin’ and Wendy’s. Family / Casual Dining peers include Darden, Cracker Barrel, Brinker, Texas Roadhouse, Bloomin’, Cheesecake Factory, BJ’s, and Red Robin. Margin calculated excluding advertising revenue for Red Robin. See appendix for reconciliation of the Company's cash provided by operating activities to adjusted free cash flow. 55%(2) 17

LTM EBITDA Margin Benchmarking LTM (EBITDA – Capex) Margin Benchmarking (2) (2) Highly franchised business model generates impressive Adjusted EBITDA margins with minimal direct exposure to fluctuations in commodity and labor costs 93% Adjusted EBITDA to free cash flow conversion(1) due to minimal capital expenditure requirements Source: Company filings. Note: LTM reflects latest reported four trailing quarters for each peer and LTM Q4 2019 figures for Dine. Conversion defined as (Adj. EBITDA – Capex) / Adj. EBITDA. See Appendix for EBITDA reconciliation. EBITDA margin calculated excluding advertising revenues from total revenue. See Appendix for Dine Adjusted EBITDA reconciliation. Asset-Light Business Model Generates Robust Margin Profile (2) (2) 18

Historical Financial Performance Figures may not sum due to rounding. Includes Applebee’s company-operated sales of $131.2 million. IHOP same-restaurant sales includes area license restaurants beginning in Q1 2019. As adjusted to give effect to ASC 606 using the full retrospective transition method. See Appendix for EBITDA reconciliation. ($bn) System-Wide Units System-Wide Sales(1) (2) ($mm) Adj. EBITDA(4) Adj. EBITDA – Capex(4) (4) (4) (% Margin) ($mm) (% Conversion) (7) Company-Op. Dine EBITDA margin excluding advertising revenues and company-operated revenues is 55% in 2019, compared to 46% in 2018. Dine EBITDA margin excludes advertising revenues. See Appendix for EBITDA reconciliation. Conversion defined as (Adj. EBITDA – Capex) / Adj. EBITDA. (5) (6) 4.5% (0.1%) (1.9%) 1.5% 1.1%(3) 0.2% (5.0%) (5.3%) 5.0% (0.7%) IHOP % SSS Applebee’s % SSS 19

Dine Brands Global, Inc. March 2020

Appendix Appendix

Adjusted Free Cash Flow Reconciliation 20

Adjusted EBITDA Reconciliation

($ in millions)	Twelve Month Period Ended December 31,					
	2014	2015	2016	2017 [1]	2018	2019
Reconciliations:				(as adjusted)		
Net Income (Loss)	$36.5	$104.9	$98.0	($342.8)	$80.4	$104.3
Income Tax Provision (Benefit)	15.1	63.7	55.1	(85.6)	30.3	$34.1
Interest Charges	111.8	77.2	73.7	72.3	71.5	$71.8
Depreciation and Amortization	34.7	32.8	30.6	30.6	32.2	$42.5
EBITDA	**$198.2**	**$278.7**	**$257.4**	**($325.4)**	**$214.3**	**$252.7**
Adjustments:						
Non-cash Stock-based Compensation Expense	9.3	8.9	10.9	10.8	10.5	$10.8
Impairment of Goodwill and Intangible Assets and Closure Charges [2]	3.7	2.6	2.6	535.6	2.1	$1.5
(Gain) / Loss on Extinguishment of Debt	64.9	--	--	--	--	$8.3
(Gain) / Loss on Disposition of Assets	0.3	(0.9)	--	(6.2)	(0.6)	($0.3)
Cash Executive Separation Costs	--	--	--	5.9	--	--
Debt Refinancing Costs	--	--	--	--	2.5	--
Business Acquisition Costs	--	--	--	--	1.1	--
Other [3]	0.6	0.7	4.3	0.7	0.6	$0.6
Adjusted EBITDA	**$277.0**	**$289.9**	**$275.2**	**$221.3**	**$230.6**	**$273.5**
Total Revenues	$655.0	$681.1	$787.6	$731.7	$780.9	$910.2
(-) Advertising Revenues	(90.3)	(108.1)	(260.1)	(234.2)	(268.3)	(283.0)
Total Revenues, excl. Advertising Revenues	**$564.7**	**$573.0**	**$527.5**	**$497.5**	**$512.6**	**$627.2**
Adjusted EBITDA Margins, excl. Advertising Revenues	*49.1%*	*50.6%*	*52.2%*	*44.5%*	*45.0%*	*43.6%*

1. As adjusted to give effect to ASC 606 using the full retrospective transition.
2. Includes impairment of goodwill and tradename of $531.6 million in fiscal 2017. Other impairment and closure charges primarily related to the closure of restaurants and restaurant support center.
3. Other includes (a) federal, state, local and foreign taxes based on income, profits or capital, including franchise, excise or similar taxes, unless otherwise disclosed in the income tax provision above, (b) facility, office, store, restaurant or business unit closures or consolidations unless otherwise disclosed in other line items above, (c) foreign currency translation gain/(loss), (d) franchise conference expenses, (e) Board of Director services and (f) systems establishment costs.

DINE BRANDS

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